SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

GENERAL CABLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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VOTING PROCEDURES
ELECTION OF DIRECTOR
(Proposal 1)
REPORT OF AUDIT COMMITTEE
BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT
TRANSACTIONS WITH THE COMPANY
SIGNIFICANT SHAREHOLDERS
EXECUTIVE COMPENSATION
OPTION GRANTS
EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE REPORT
STOCK PRICE PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RATIFICATION of APPOINTMENT of DELOITTE & TOUCHE LLP to AUDIT GENERAL CABLE’S 2003 CONSOLIDATED FINANCIAL STATEMENTS
APPROVAL of PERFORMANCE GOALS in GENERAL CABLE’S STOCK INCENTIVE PLAN UNDER SECTION 162(m) of the INTERNAL REVENUE CODE
APPROVAL of PERFORMANCE GOALS in GENERAL CABLE’S ANNUAL INCENTIVE PLAN UNDER SECTION 162(m) of the INTERNAL REVENUE CODE
OTHER INFORMATION
APPENDIX A
APPENDIX B
APPENDIX C

GENERAL CABLE CORPORATION
Four Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, Tuesday, May 6, 2003, at Four Tesseneer Drive, Highland Heights, Kentucky.

     You will find enclosed a notice of our 2003 Annual Meeting that identifies the four proposals for shareholder action. We encourage you to read the Proxy Statement carefully.

     As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

Sincerely,

GREGORY B. KENNY President and Chief Executive Officer

March 14, 2003

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY THE INTERNET OR TELEPHONE OR BY SIGNING AND RETURNING THE PROXY CARD. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR THE VOTING METHOD YOU SELECT.

General Cable Corporation
Four Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000

NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS

     The 2003 Annual Meeting of Shareholders of General Cable Corporation (“General Cable”) will be held on Tuesday, May 6, 2003, at 10:00 a.m., local time, at Four Tesseneer Drive, Highland Heights, Kentucky, to consider and act upon the following proposals:

1.	Election of a director;

2.	Ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit General Cable’s 2003 consolidated financial statements;

3.	Approval of Performance Goals in General Cable’s Stock Incentive Plan under Section 162(m) of the Internal Revenue Code;

4.	Approval of Performance Goals in General Cable’s Annual Incentive Plan under Section 162(m) of the Internal Revenue Code; and

5.	Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 11, 2003, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Robert J. Siverd Secretary

March 14, 2003

PROXY STATEMENT TABLE OF CONTENTS

VOTING PROCEDURES	1

ELECTION OF DIRECTOR (Proposal 1)	2

Nominee for Director	2

Board Committees and Meetings	7

REPORT OF AUDIT COMMITTEE	7

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT	9

TRANSACTIONS WITH THE COMPANY	10

SIGNIFICANT SHAREHOLDERS	11

EXECUTIVE COMPENSATION	13

Employment Agreements	13

Change-In-Control Agreements	14

OPTION GRANTS	15

Option Grants In Last Fiscal Year	15

Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values	15

EQUITY COMPENSATION PLANS	16

COMPENSATION COMMITTEE REPORT	18

STOCK PRICE PERFORMANCE GRAPH	21

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	22

RATIFICATION of APPOINTMENT of DELOITTE & TOUCHE LLP to AUDIT GENERAL CABLE’S 2003 CONSOLIDATED FINANCIAL STATEMENTS (Proposal 2)	22

APPROVAL of PERFORMANCE GOALS in GENERAL CABLE’S STOCK INCENTIVE PLAN UNDER SECTION 162(m) of the INTERNAL REVENUE CODE (Proposal 3)	22

APPROVAL of PERFORMANCE GOALS in GENERAL CABLE’S ANNUAL INCENTIVE PLAN UNDER SECTION 162(m) of the INTERNAL REVENUE CODE (Proposal 4)	31

OTHER INFORMATION	34

Solicitation of Proxies	34

Section 16(a) Beneficial Ownership Reporting Compliance	34

Shareholder Proposals for Year 2004 Annual Meeting	34

APPENDIX A — GENERAL CABLE AUDIT COMMITTEE CHARTER	35

APPENDIX B — GENERAL CABLE STOCK INCENTIVE PLAN	37

APPENDIX C — GENERAL CABLE ANNUAL INCENTIVE PLAN	52

PROXY STATEMENT

     The Board of Directors of General Cable Corporation (“General Cable” or the “Company”) is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 2003 Annual Meeting of Shareholders (“Annual Meeting”) on May 6, 2003, and at any meeting adjournment. The principal executive offices of General Cable are located at Four Tesseneer Drive, Highland Heights, Kentucky 41076. General Cable is mailing this Proxy Statement, the accompanying proxy form and General Cable’s Annual Report to Shareholders for the 2002 fiscal year to all shareholders entitled to receive notice and to vote at the Annual Meeting beginning on or about April 1, 2003.

VOTING PROCEDURES

Your Vote is Very Important

     Whether or not you plan to attend our Annual Meeting, please take the time to vote either by the Internet or telephone using the instructions on the proxy card or by completing and mailing the enclosed proxy card as soon as possible. If you decide to vote using the proxy card, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the Board of Directors.

Record Date

     Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 11, 2003 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments. At the Record Date, 31,168,042 shares of common stock were issued and outstanding.

How to Revoke Your Proxy

     If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of General Cable at the above address; (2) submitting a properly signed proxy having a later date; (3) making an oral revocation by telephone using the telephone voting instructions on the proxy card; or (4) voting in person at the Annual Meeting.

Vote Required and Method of Counting Votes

•	Number of Shares Outstanding. At the close of business on the Record Date, there were 31,168,042 shares of common stock outstanding and entitled to vote at the Annual Meeting.

•	Vote Per Share. You are entitled to one vote per share on matters presented at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

•	Quorum. A majority of outstanding shares, present or represented by proxy, makes a quorum for the transaction of business at the Annual Meeting.

•	Vote Required. The following is an explanation of the vote required for each of the four items to be voted on at the Annual Meeting:

Proposal 1	Election of a Director

     The nominee receiving the highest number of votes will be elected. If you do not wish your shares to be voted for a nominee, you may withhold votes using the telephone voting instructions on the proxy card or you may withhold votes by indicating in the space provided on the proxy card.

Proposal 2	Ratification of Appointment of Auditors

Proposal 3	Approval of Performance Goals in General Cable Stock Incentive Plan under Section 162(m) of the Internal Revenue Code

Proposal 4	Approval of Performance Goals in General Cable Annual Incentive Plan under Section 162(m) of the Internal Revenue Code

     The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposals 2, 3 and 4. Abstentions and “broker non-votes” (i.e., when a broker does not have authority to vote on a specific issue) will have the effect of a vote against Proposals 2, 3 and 4.

Discretionary Voting Power

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by the proxy statement, the person named in the proxy card will have full discretionary authority to vote unless a shareholder has followed the advance notice procedures discussed below under “Nominee for Director.” If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.

ELECTION OF DIRECTOR

(Proposal 1)

Nominee for Director

     One director will be elected at the 2003 Annual Meeting.

     Under General Cable’s Certificate of Incorporation, the Board is divided into three classes of Directors serving staggered three-year terms. Each class is to be as nearly equal in number as reasonably possible. Terms of office for directors were set up so that the initial term of office of the Class I directors expired at the 1998 annual meeting; the initial term of Class II directors expired at the 1999 annual meeting; and the initial term of Class III directors expired at the 2000 annual meeting. At the 2003 Annual Meeting, the second term of Class III directors expires. There is currently one Class III director and one vacancy on the Board created by a resignation during 2002. Directors elected to succeed directors whose terms have expired have a term of office lasting three years and until their successors are elected.

     Under General Cable’s By-laws, shareholders cannot present any proposals for shareholder vote, including the election of directors, unless the advance notice procedure described below is followed. Under this procedure, the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder. Shareholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of director. The By-laws require that a shareholder wishing to nominate a director candidate must first give the Secretary of General Cable a written nomination notice at least sixty (60) days before the date of the Annual Meeting.

     The nomination notice must set forth the following information as to each individual nominated:

•	The name, date of birth, business address and residence address of the individual;

•	The business experience during the past five years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate’s prior business experience;

•	Whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

•	Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or covered by Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and

•	Whether, in the last five years, the nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee.

     The nomination notice must also provide the following information about the person submitting the nomination notice and any person acting in concert with that person: (1) the name and business address of that person, (2) the name and address of that person as they appear in the Corporation’s books, and (3) the class and number of General Cable shares that are beneficially owned by that person. The nomination notice must include the nominee’s signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accord with these procedures, he or she will so declare to the meeting and the defective nomination will be disregarded.

     Set forth below is certain information relating to the person who was nominated by the Board of Directors on January 28, 2003, for reelection as a Class III director at the Annual Meeting. Also set forth below is information about Class I and Class II continuing directors. The information is based on data furnished to General Cable by the individual directors. The new term of office for each nominee runs from the 2003 Annual Meeting until the annual meeting of shareholders to be held in 2006 and until his successor shall have been elected and qualified.

Class III Director Nominee for Election at the Annual Meeting

Gregory E. Lawton Age 52 Director since 1998 Chairman of the Corporate Governance Committee and Member of the Audit Committee and Compensation Committee	Since October 2000, Mr. Lawton has been President and Chief Executive Officer of JohnsonDiversey, Inc. From January 1999 until September 2000, he was President and Chief Operating Officer of Johnson Wax Professional. Prior to joining Johnson Wax, Mr. Lawton was President of NuTone Inc., a subsidiary of Williams plc based in Cincinnati, Ohio, from 1994 to 1998. From 1989 to 1994, Mr. Lawton served with Procter & Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. Mr. Lawton is a director of Johnson Outdoor Inc. (NASDAQ: JOUT).

Class I Continuing Directors

Jeffrey Noddle Age 55 Director since 1998 Chairman of the Compensation Committee and Member of the Audit Committee	Mr. Noddle has been Chairman of the Board of Minneapolis-based SUPERVALU INC. (NYSE: SVU) since May 2002. He was elected Chief Executive Officer in June 2001. Prior to that, he served as President and Chief Operating Officer from June 2000 to June 2001. From February 1995 to May 2000 he was President and Chief Operating Officer of its Wholesale Food Companies. SUPERVALU is the largest food wholesaler in the United States. Mr. Noddle has held various marketing and merchandising positions with SUPERVALU since 1976. He is also a director of Donaldson Company, Inc. (NYSE: DCI).

John E. Welsh, III Age 52 Director since 1997 Nonexecutive Chairman of the Board and Member of the Compensation Committee and the Corporate Governance Committee	Mr. Welsh is currently President of Avalon Capital Partners, LLC, an investment firm focused on private equity and venture capital investments. From October 2000 to December 2002, he was a Managing Director of CIP Management LLC, the management company for Continuation Investments Group Inc. (Mr. Welsh continues to manage several portfolio investments on behalf of CIP Management LLC.) From November 1992 to December 1999, he served as Managing Director and Vice-Chairman of the Board of Directors of SkyTel Communications, Inc. and as a Director of the company from September 1992 until December 1999. Prior to 1992, Mr. Welsh was a Managing Director in the Investment Banking Division of Prudential Securities, Inc.

Class II Continuing Directors

Gregory B. Kenny Age 50 Director since 1997 President and Chief Executive Officer of General Cable	Mr. Kenny has served as President and Chief Executive Officer of General Cable since August 2001. He was President and Chief Operating Officer of General Cable from May 1999 to August 2001. From March 1997 to May 1999, he was Executive Vice President and Chief Operating Officer of General Cable. From June 1994 to March 1997, he was Executive Vice President of the subsidiary of General Cable which was General Cable’s immediate predecessor. He is also a director of IDEX Corporation (NYSE: IEX).

Robert L. Smialek Age 59 Director since 1998 Chairman of the Audit Committee, Member of the Corporate Governance Committee	Mr. Smialek was formerly President and Chief Executive Officer of Applied Innovation, Inc. (NASDAQ: AINN) from July 2000 until August 2002. From May 1993 until June 1999, he was the Chairman, President and Chief Executive Officer of Insilco Corporation (OCR Bulletin Board: INSL) a diversified manufacturing company based in Dublin, Ohio. He has been a director of Coors Tek (NASDAQ: CRTK) since December 1999.

Board Committees and Meetings

     General Cable’s Board of Directors meets regularly during the year as do its standing Committees, which are the Compensation Committee, the Audit Committee and the Corporate Governance Committee. In 2002, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. In 2002, the Board of Directors held six regular meetings and two special meetings.

     The fee schedule for General Cable directors, paid only to directors who are not officers or employees of General Cable, is as follows: annual retainer fee of $50,000, payable at least one-half in common stock of General Cable (which must be deferred into the Company’s Deferred Compensation Plan) and up to one-half in cash (which may be deferred into the Company’s Deferred Compensation Plan). Outside directors are also reimbursed for related out-of-pocket expenses for attendance at board and committee meetings. A director may elect to receive up to 100% of the retainer fee in common stock. In order to be eligible to receive the retainer, a director must have attended at least 75% of the board meetings in the prior year, unless attendance was excused by the Chairman.

     Each outside director is also eligible to receive an annual grant of options to acquire General Cable common stock at the stock’s fair market value when granted. These options generally vest over three years. In January 2003, the Compensation Committee awarded each outside director 7,500 options on common stock as part of their compensation for services.

     In addition, John E. Welsh, III, who has served as Nonexecutive Chairman of the Board since August 2001, is entitled to annual compensation of $150,000, payable one-half in cash and one-half in common stock, plus grants of stock options from the Compensation Committee, for his services as Chairman. In January 2003, the Compensation Committee awarded Mr. Welsh 35,000 options on common stock as part of his compensation for these director services.

     The membership and functions of each committee are described below:

     Audit Committee: Consists of Robert L. Smialek (Chairman), Jeffrey Noddle and Gregory E. Lawton. The Committee generally reviews and makes recommendations to the Board of Directors on General Cable’s auditing, financial reporting and internal control functions. This Committee also determines the firm that General Cable should retain as its independent accountant. None of the members are officers or employees of General Cable.

REPORT OF AUDIT COMMITTEE

     General Cable’s Audit Committee consists entirely of independent directors under the rules of the New York Stock Exchange, and is furnishing the following report under the rules of the Securities and Exchange Commission (“SEC”).

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually.

     The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for the year 2002, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and Deloitte & Touche LLP (“D&T”), the Company’s independent auditors;

•	Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with D&T their independence.

     The Audit Committee also considered the status of other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee’s review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

     Principal Accounting Firm Fees. Aggregate fees billed to the Company for the fiscal years ending December 31, 2002 and 2001 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) are:

	Fiscal Year Ended
	2002	2001

Audit Fees	722,900	660,000

Audit-related Fees(1)	99,250	277,500

Tax Fees(2)	125,500	749,500

All Other Fees(3)	241,000	420,000

	$1,188,650	$2,107,000

(1)	Includes employee benefit plan audits, due diligence for acquisitions and procedures related to dispositions.

(2)	Includes fees for tax compliance, consultation and planning.

(3)	Includes fees for permitted internal audit outsourcing and actuarial services.

     The Audit Committee did not have formal pre-approval policies and procedures relating to the services described above. SEC rules requiring such policies and procedures were not in effect in those years. The Audit Committee plans to adopt formal pre-approval policies and procedures and plans on a timely basis to be in compliance with the new SEC rules that take effect later this year.

Audit Committee: Robert L. Smialek, Chairman Jeffrey Noddle Gregory E. Lawton

     Compensation Committee: Consists of Jeffrey Noddle (Chairman), Gregory E. Lawton and John E. Welsh, III. The Committee reviews and acts on General Cable’s executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and other executive officers. None of the members are officers or employees of General Cable.

     Corporate Governance Committee: Consists of Gregory E. Lawton (Chairman), Robert L. Smialek and John E. Welsh, III. The Committee considers and recommends nominees for election as directors, appropriate director compensation, and the membership and responsibilities of Board committees. It also conducts, in conjunction with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer and sets performance objectives for the CEO. The Committee also reviews management development and succession policies and practices. None of the members are officers or employees of General Cable.

     The Board of Directors recommends that shareholders vote FOR the election of the nominee for director.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth information, as of March 3, 2003, concerning the beneficial ownership of General Cable’s common stock by (i) each director and director nominee of General Cable; (ii) each executive officer of General Cable named in the Summary Compensation Table; and (iii) all directors and executive officers of General Cable as a group. This information is based on data furnished by the named persons. The beneficial owners of common stock listed below have sole investment and voting power with respect to these shares, except as otherwise indicated.

	Shares Beneficially Owned (1)

Name of Beneficial Owner	Number		Percent (2)

Gregory B. Kenny, Director and Officer	383,738	(3)	1.14

Gregory E. Lawton, Director and Nominee	10,877	(4)	*

Jeffrey Noddle, Director	10,877	(5)	*

Robert J. Siverd, Officer	213,963	(6)	*

Robert L. Smialek, Director	13,877	(7)	*

Christopher F. Virgulak, Officer	157,703	(8)	*

John E. Welsh, III, Director	57,923	(9)	*

All directors and officers as a group	948,958		2.90

*	Means less than 1.0%

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (33,168,042 shares of common stock).

(3)	Includes 2,100 shares held by Mr. Kenny as custodian for his children and 1,167 shares of restricted stock awarded to Mr. Kenny under the General Cable 1997 Stock Incentive Plan as to which he has voting power; and 323,000 shares covered by options in common stock which may be exercised within sixty (60) days of March 3, 2003. Excludes 253,371 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(4)	Includes 9,000 shares covered by stock options which may be exercised by Mr. Lawton within sixty days of March 3, 2003. Excludes 15,069 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(5)	Includes 9,000 shares covered by stock options which may be exercised by Mr. Noddle within sixty days of March 3, 2003. Excludes 15,069 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(6)	Includes 133,000 shares covered by stock options which may be exercised by Mr. Siverd within sixty days of March 3, 2003. Excludes 33,048 shares of restricted common stock deferred under the General Cable Deferred Compensation Plan.

(7)	Includes 9,000 shares covered by stock options which may be exercised by Mr. Smialek within sixty days of March 3, 2003. Excludes 15,069 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(8)	Includes 135,000 shares covered by stock options which may be exercised by Mr. Virgulak within sixty days of March 3, 2003. Excludes 79,692 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(9)	Includes 23,168 covered by stock options which may be exercised by Mr. Welsh within sixty days of March 3, 2003. Excludes 34,755 shares of common stock deferred under the General Cable Deferred Compensation Plan.

TRANSACTIONS WITH THE COMPANY

     In October 1998, the Board of Directors approved the Stock Loan Incentive Plan (“SLIP”). Under the SLIP, executive officers and General Cable key employees were provided the opportunity to increase their ownership of General Cable common stock by purchasing shares worth an aggregate of $6.12 million in the open market using funds loaned by the Company. Loans made were full-recourse loans which mature in five years when they must be repaid in full along with accrued interest. Loans also become due and payable in case of a participant’s termination of employment, death or a change of control as defined in the SLIP. The loans bear interest at 5.12%, which was the applicable federal rate provided by the Internal Revenue Service when the loans were made. Dividends on common stock purchased by participants are applied to reduce interest on the loans. In addition, participants under the SLIP were awarded a long-term incentive of one restricted stock unit for each share of stock purchased, which vests 100% at the end of five years. When vested, each restricted stock unit will be exchangeable for one share of common stock. The units vest immediately in case of a change in control of General Cable or the death of a participant.

     Participants were not permitted to sell shares of General Cable common stock purchased under the SLIP for three years from the date of acquisition. If shares are sold after three and before five years and the loan is not repaid, the interest rate will increase to 15%.

     At the end of 2002, loans to executive officers were outstanding as follows: to Mr. Kenny in the amount of $619,109 relating to his acquisition of 31,791 shares; to Mr. Virgulak in the amount of $412,719 relating to his acquisition of 21,193 shares; and to Mr. Siverd in the amount of $412,719 relating to his acquisition of 21,193 shares.

SIGNIFICANT SHAREHOLDERS

     The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5% of General Cable’s common stock. General Cable obtained this information from its records and statements filed with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and received by General Cable through the Record Date.

	Shares Beneficially Owned (1)

Name and Address of Beneficial Owner	Number		Percent(2)

Pzena Investment Management 830 Third Avenue New York, NY 10022	3,922,175	(3)	11.83

Fidelity Management & Research Co. 82 Devonshire St. Boston, MA 02109	3,412,500	(4)	10.29

Putnam Investments, Inc. Putnam Investment Management, Inc. The Putnam Advisory Company, Inc. One Post Office Square Boston, MA 02109	3,042,234	(5)	9.10

Zesiger Capital 320 Park Avenue New York, NY 10022	2,735,500	(6)	8.25

Barclays Bank PLC 12 East 49th Street New York, NY 10017	2,171,638	(7)	6.55

Fuller & Thaler Asset Management Inc 411 Borel Avenue, Suite 402 San Mateo, CA 94402	1,931,600	(8)	5.81

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (33,168,042 shares of common stock).

(3)	These shares of General Cable common stock are owned by Pzena Investment Management (“Pzena”). Pzena has sole voting power with respect to 3,544,800 shares and sole dispositive power with respect to 3,922,175 shares.

(4)	These shares of General Cable common stock are owned by FMR Corp. as a parent holding company, Fidelity Management and Research Company (“Fidelity”), Fidelity Management Trust Company (“Fidelity Trust”) and Edward C. Johnson 3d and members of his family. Fidelity beneficially owns 3,301,000 shares or 9.956% of the common stock of General Cable by reason of its acting as investment advisor to various registered investment companies. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, has sole power to dispose of 3,301,000 shares of General Cable, and Edward C. Johnson 3d and FMR Corp. each has sole disposition power over 111,500 shares. Members of the Johnson family are the predominant owners of Class B shares of FMR Corp. common stock representing about 49% of the voting power of FMR Corp.

(5)	These shares of General Cable common stock are owned by a variety of investment advisory clients of Putnam Investment Management, LLC (“PIML”) and The Putnam Advisory Company, LLC (“PACL”), both of which are wholly-owned subsidiaries of Putnam Investments, LLC (“PI”). No client of either investment adviser is known to beneficially own more than 5% of the outstanding shares of General Cable common stock. PI has shared voting power with respect to 1,335,636 shares and shared dispositive power with respect to 3,042,234 shares. PACL has shared voting power with respect to 1,335,636 shares and shared dispositive power with respect to 2,802,334 shares. PIML is the investment adviser to the Putnam family of mutual funds, and the funds’ trustees have voting power over the shares held by each fund. PIML has no voting power and shared dispositive power with respect to 239,900 shares.

(6)	These shares of General Cable common stock are owned by a variety of investment advisory clients of Zesiger Capital Corporation LLC (“Zesiger”). Zesiger has sole voting power with respect to 1,769,000 shares and sole dispositive power with respect to 2,735,500 shares.

(7)	These shares of General Cable common stock are owned by Barclays Bank PLC (“Barclays”) and affiliated members of its group, including Barclays Global Fund Advisors, Barclays Global Investors, Ltd. (“Barclays Global”), Barclays Trust and Banking Company (Japan) Limited, Barclays Life Assurance Company Limited, Barclays Capital Securities Limited, Barclays Capital Investments, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, and Barclays Private Bank and Trust Limited (Sussie), (“Barclays Sussie”) . Barclays Global has sole voting and dispositive power with respect to 1,965,979 shares. Barclays Sussie has sole voting power with respect to 2,171,638 shares and sole dispositive power with respect to 2,171,678 shares of General Cable common stock.

(8)	These shares of General Cable common stock are owned by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”), an investment advisor and Russell J. Fuller, President of Fuller & Thaler. Fuller & Thaler has sole voting power and sole dispositive power with respect to 1,931,600 shares of General Cable common stock. Russell Fuller has sole voting power with respect to 1,436,400 shares and sole dispositive power with respect to 1,931,600 shares.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid to the Chief Executive Officer and the two other most highly compensated executive officers of General Cable (including its subsidiaries) for services rendered in all capacities for fiscal years 2000, 2001 and 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation

				Restricted
				Stock and
Name and Principal				Unit	Options	LTIP	All Other
Position	Fiscal Year	Salary	Bonus	Awards(1)	(Shares)	Payouts(2)	Compensation(3)

Gregory B. Kenny	2002	550,000	0	0	330,000	0	48,028

President and	2001	505,577	200,000	0	150,000	0	62,174

Chief Executive Officer	2000	480,000	120,000	578,250	0	240,000	32,190

Christopher F. Virgulak

Executive Vice	2002	326,122	0	0	85,000	0	21,267

President and Chief	2001	315,000	100,000	0	40,000	0	37,914

Financial Officer	2000	300,000	99,000	231,300	0	105,000	20,070

Robert J. Siverd

Executive Vice	2002	310,592	0	0	60,000	0	20,588

President, General	2001	300,000	100,000	0	40,000	0	37,984

Counsel and Secretary	2000	275,000	123,750	231,300		96,250	19,136

(1)	The amounts listed for 2000 represent the value of restricted common stock granted subject to time (six years) and performance vesting conditions.

The number and aggregate value of restricted stock holdings of executive officers at December 31, 2002, based on the year-end share price of $3.80 were: Mr. Kenny, 37,500 shares, $142,500; Mr. Virgulak, 15,000 shares, $57,000; and Mr. Siverd, 15,000 shares, $57,000.

(2)	Represents awards under the Mid-Term Incentive Plan approved by shareholders at the 2000 Annual Meeting.

(3)	Includes (a) imputed income from life insurance in the amount $990 in 2002, $1,584 in 2001, and $990 in 2000 for Mr. Kenny; $990 in 2002, $1,584 in 2001, and $571 in 2000 for Mr. Virgulak; and $1,518 in 2002, $1,584 in 2001, and $1,261 in 2000 for Mr. Siverd; and (b) employer matching and additional contributions pursuant to General Cable’s retirement and savings and excess benefit plans in the amounts $47,038 in 2002, $60,590 in 2001 and $31,200 in 2000 for Mr. Kenny; $20,277 in 2002, $36,330 in 2001, and $19,489 in 2000 for Mr. Virgulak; and $19,070 in 2002, $36,400 in 2001, and $17,875 in 2000 for Mr. Siverd.

Employment Agreements

Below are summary descriptions of the separate employment agreements between General Cable (and certain subsidiaries) and Messrs. Kenny, Virgulak and Siverd as amended (each an “Employment Agreement”).

   Employment Agreements

     Messrs. Kenny, Virgulak and Siverd have Amended and Restated Employment Agreements with three-year terms beginning October 18, 1999 with automatic one-year extensions unless General Cable or the executives elect not to extend. Each executive earns a base salary approved by the Compensation Committee and has an opportunity to earn a bonus for attainment of specified performance goals approved by the Compensation Committee under the 1999 Incentive Bonus Program and any performance-based bonus program for senior executives applicable after 1999. Upon termination of employment, each executive will be entitled to any bonus deferred for any year prior to the year in which termination of employment occurs in addition to any accrued and unpaid base salary and benefits under the existing plans (other than severance benefits). Furthermore, in case of a termination due to death or Disability, by General Cable other than for Cause or by the executive for Good Reason (as defined), the executive receives immediate vesting and lapsing of restrictions on unvested stock awards under the applicable agreements. In case of a termination by General Cable other than for Cause or by the executive for Good Reason, the Employment Agreement also provides for a payment equal to a multiple (the “Multiplier”) of the sum of their base salary and the target bonus under the Annual Incentive Plan applicable to the year termination occurs subject to a minimum target. The executives are also entitled to their continuation as a participant in General Cable’s executive health and welfare benefit plans for the number of years represented by the Multiplier. The differences among these agreements are as follows: Mr. Kenny serves as President and Chief Executive Officer, is entitled to an annual salary of $550,000, and has a Multiplier of 3. Mr. Virgulak serves as Executive Vice President and Chief Financial Officer, is entitled to an annual salary of $328,387 and has a Multiplier of 2. Mr. Siverd serves as Executive Vice President, General Counsel and Secretary, is entitled to an annual salary of $312,750, and has a Multiplier of 2.

Change-In-Control Agreements

     Below are summary descriptions of the Amended and Restated Change-in-Control Agreements between General Cable and each of Messrs. Kenny, Virgulak and Siverd dated April 28, 2000 (the “Change-in-Control Agreements”).

Change-in-Control Agreements

     The Change-in-Control Agreements provide benefits if the executive’s employment is terminated by General Cable or General Cable’s subsidiaries or by General Cable’s successor without Cause (as defined). Benefits are also payable if the executive terminates his employment with General Cable or General Cable’s subsidiaries or with General Cable’s successor for any one of certain specified events detrimental to the executive (“Good Reason”) and the termination occurred within six months before, or, in the case of Messrs. Virgulak or Siverd, within two years after, or, in the case of Mr. Kenny, within three years after, any one of certain specified events producing a change in control of General Cable (a “Change-in-Control”). In that case, the executive would receive a payment equal to a specified multiple of the sum of (1) the executive’s annual base salary at the time of the termination of the executive’s employment (or, in the case of a termination of employment for Good Reason based on a reduction of his annual base salary, the annual base salary in effect immediately prior to such reduction) and (2) the executive’s target annual bonus applicable to the year in which employment is terminated or the year in which the Change-in-Control occurs, whichever is greater. There is a fixed minimum Annual Incentive Plan percentage target for each executive. In addition, General Cable or its successor agreed to continue the executive’s participation in General Cable-sponsored executive health and welfare benefit plans until the earlier of the same specified multiple of 12 months following the date of the executive’s termination of employment or the date the executive receives equivalent coverage and benefits under the plans of a subsequent employer. The multiples were as follows: Mr. Kenny — three times; Mr. Virgulak and Mr. Siverd — two times. On a Change-in-Control, restrictions on any unvested awards will become fully vested and immediately exercisable under the Stock Incentive Plan.

OPTION GRANTS

     Below is a table with information on option grants for fiscal 2002 made by General Cable to the executive officers listed in the Summary Compensation Table.

Option Grants In Last Fiscal Year(1)

Potential Realizable
Values at Assumed
Annual Rates of Stock
Price Appreciation
for Option Term (2)
	Number of	Percent of Total
	Securities	Options Granted to
	Underlying Options	Employees in Fiscal	Exercise or Base
Name	Granted	Year	Price	Expiration Date	5%	10%

Gregory B. Kenny Christopher F. Virgulak Robert J. Siverd	330,000 85,000 60,000	30.5 7.8 5.5	$4.00 $4.00 $4.00	1/28/2013 1/28/2013 1/28/2013	831,600 214,200 151,200	1,664,520 462,400 326,400

(1)	The grants above were a part of the executive officers’ compensation for performance in 2002 and were made under the Company’s Stock Incentive Plan.

(2)	The Company selected potential realizable values at assumed 5% and 10% rates as provided in the SEC rules. The values shown, therefore, are not intended as a forecast of the Company’s common stock price in the future.

Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

     Shown below is a table setting forth information concerning unexercised options held by the executive officers listed in the Summary Compensation Table at the end of 2002. To the Company’s knowledge, none of these officers exercised any General Cable stock options during 2002.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal		Fiscal Year
			Year-End		End (1)

	Shares Acquired on
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory B. Kenny	0	0	291,000	182,000	0	0

Christopher F. Virgulak	0	0	122,333	52,667	0	0

Robert J. Siverd	0	0	121,000	52,000	0	0

(1)	The closing price of General Cable’s common stock on the NYSE on December 31, 2002 was $3.80 per share.

EQUITY COMPENSATION PLANS

     The following table sets forth information about General Cable’s equity compensation plans as of December 31, 2002.

			Number of securities
			remaining available for
	Number of		future issuance under
	securities to be	Weighted-average	equity compensation
	issued upon	exercise price	plans (excluding
	exercise of	of outstanding	securities reflected
	outstanding options	options	in first column)

Shareholder approved plans:

Stock Incentive Plan (1)	1,977,000	$14.76	1,107,000

Non-shareholder approved plans:

2000 Stock Option Plan	766,000	$10.45	676,000

Total	2,743,000	$13.55	1,783,000

(1)	Excludes matching restricted stock units and restricted common stock of 214,707 and 1,024,000, respectively, awarded through December 31, 2002.

The Stock Incentive Plan authorizes a maximum of 4,725,000 shares, options or units of common stock to be granted. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices which are not less than the closing market price on the date of grant. The Compensation Committee (or Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment. Restrictions on the majority of shares awarded to employees under the plan expire ratably over a three-year period or expire after six years from the date of grant. Restricted stock units were awarded to employees in November 1998 as part of the Stock Loan Incentive Plan. See Transactions with the Company.

The 2000 Stock Option Plan authorizes a maximum of 1,500,000 non-incentive options to be granted. No other forms of award are authorized under this plan. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices which are not less than the closing market price on the date of grant. The Compensation Committee (or the Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment.

PENSION PLAN TABLE

     Set forth below is a pension table showing estimated annual benefits payable upon retirement under General Cable’s defined benefit retirement plan.

	Years of Service

Remuneration (Average of Three
Highest Annual Compensation Levels)	10	15	20 or more

$400,000	100,000	150,000	200,000

450,000	112,500	168,750	225,000

500,000	125,000	187,500	250,000

550,000	137,500	206,250	275,000

600,000	150,000	225,000	300,000

650,000	162,500	243,750	325,000

700,000	175,000	262,500	350,000

750,000	187,500	281,250	375,000

800,000	200,000	300,000	400,000

     Effective January 1, 2000 the Company adopted a defined benefit Supplemental Executive Retirement Plan (the “SERP”) to cover key executives of the Company. The SERP generally provides for a target retirement benefit equal to 2.5% of final average pay times years of credited service (not greater than 20) to be paid upon retirement from the Company. The actual SERP benefit is the excess, if any, of the target benefit over the sum of (i) the annuity equivalent of the vested portion of contributions under General Cable’s Retirement and Savings Plan (the “Retirement Plan”) and the Benefit Equalization Plan (the “Equalization Plan”) for the account of such employee (plus or minus aggregate investment gains or losses thereon) including employer provided matching contributions, (ii) amounts payable under the frozen defined benefit Retirement Income Guarantee Plan (the “RIGP”), and (iii) 50% of the estimated age 65 retirement benefit payable under the Social Security Act. For purposes of the SERP, final average pay is defined as the average of the highest three consecutive years of compensation in the last five years. SERP compensation includes base salary plus cash incentive compensation, other forms of incentive bonuses and amounts deferred under the Retirement Plan. Service is credited under the Plan for the number of years and months of employment with the Company and its subsidiaries. In addition, service with a prior employer may also be recognized. If prior employer service is credited the target benefit is also offset for prior employer benefits attributable to that service.

     General Cable terminated its former defined benefit plan as of December 31, 1985 and adopted the defined benefit RIGP as of January 1, 1986. For persons hired on or before January 1, 1986, the RIGP generally provides for an additional retirement benefit equal to the amount, if any, by which the total of the annuity equivalent of the employees accrued benefit under the former retirement plan at December 31, 1985, plus the annuity equivalent of the vested portion of General Cable’s contributions under General Cable’s Retirement Plan on the account of such employee (plus or minus aggregate investment gains or losses thereon) is less than the retirement benefit that the employee would have received if the former retirement plan had continued. The years of service, average compensation and social security entitlement used in calculating the retirement benefit for each participant were frozen as of December 31, 1993. Any compensation, years of employment or contributions to a participant’s Retirement Plan after that date are not included in the benefit calculation.

     General Cable’s Equalization Plan generally makes up certain reductions caused by Internal Revenue Code of 1986 limitations in the annual retirement benefit determined pursuant to the RIGP and in General Cable’s contributions on behalf of an employee pursuant to the Retirement Plan. Those amounts not payable under the RIGP, the former retirement plan, or the Retirement Plan due to such limitations would be payable under the Equalization Plan.

     Estimated annual benefits under the SERP, RIGP, and the Equalization Plan are illustrated in the table above. The amounts were calculated under the single life annuity option form of pension, payable to participants at the normal retirement age of 65. The amounts shown in the table would be further reduced by the annuity equivalent of the vested portion of General Cable’s contributions under General Cable’s Retirement Plan, including employer provided matching contributions and 50% of the estimated age 65 retirement benefit payable under the Social Security Act.

     Mr. Kenny, Mr. Virgulak and Mr. Siverd have 20, 15, and 19 full credited years, respectively, with General Cable and its subsidiaries, under the SERP (including any prior employer service credited). Mr. Kenny and Mr. Siverd have 11 and 10 full credited years of service, respectively, with General Cable and its subsidiaries, under the RIGP and the Equalization Plan, which represent a carryover of their years of service with The Penn Central Corporation. All listed executive officers are 100% vested under the Retirement Plan and Equalization Plan. Mr. Kenny and Mr. Siverd are 100% vested under the RIGP.

COMPENSATION COMMITTEE REPORT

     General Cable has a Compensation Committee (the “Committee”), which is currently comprised of three outside directors. The Committee is responsible for establishing the Company’s compensation policy and making all decisions regarding compensation for the Chief Executive Officer and the other named executive officers, including approving their base salaries and bonus amounts, target financial performance levels under incentive plans, and granting stock options and other long-term incentives.

     Executive Compensation Objectives

     The Company’s executive compensation plans are intended to attract and retain executives and key management employees and to motivate them to take actions to continually enhance shareholder value. In principle, the Company for several years has targeted base salaries at the 50th percentile of a broad survey of industrial companies of similar size, scope and complexity, and, if target business objectives are achieved, provided the opportunity to receive total annual cash compensation at the 75th percentile. The targets have been established annually to reflect 75th percentile performance within the survey group. Executives may earn incentive compensation above that level if performance exceeds the specified 75th percentile targets. The incentive programs and awards described below are implemented based on achievement of performance goals that result in a significant percentage of total compensation being tied to financial performance objectives that, in the Committee’s view, are linked directly to shareholder value. In 2002, the Compensation Committee again reviewed and assessed the appropriateness and competitiveness of General Cable’s executive compensation programs in relation to comparable companies. Based on the review in 2002, the Committee is satisfied that executive compensation programs for 2002 are reflective of market compensation practices and conditions.

     Components of the Executive Compensation Program

     In 2002, the compensation program for the Company’s executive officers consisted of the following components: (1) base salary; (2) annual incentive bonus; and (3) long-term incentive compensation consisting of potential awards of stock options and restricted common stock. The Company’s incentive programs are the main elements of the total compensation program that are designed to reward executives for short- and long-term enhancements to shareholder value.

     Base Salaries. The Committee reviews base salaries each year and adjusts them as appropriate in light of Company performance, individual performance and the executive’s position and level of responsibilities. During 2002, base salaries of the executive officers were reviewed but not adjusted. The Committee believes that the salaries are appropriate as they have been benchmarked against 50th percentile compensation levels for executives in public companies of General Cable’s size and industry position. The Committee also takes into account individual and Company performance in setting salary levels.

     Annual Incentives. For calendar year 2002, executive officers and key employees had the opportunity to earn cash and common stock awards based on attainment of financial, operational and individual performance goals established at the beginning of 2002. Under the General Cable Annual Incentive Plan, the Committee selects one or more performance objectives as targets for a particular year in light of business conditions and the Company’s annual Business Plan, including factors such as levels of earnings per share, net income, and return on net operating assets. No awards were made for 2002 as performance goals were not achieved.

     Long-Term Incentives. The Company has used and continues to use stock options and restricted stock awards as long-term incentives to tighten the relationship between executive compensation and return to General Cable shareholders. Grants of stock options were made to executive officers and are shown in the Compensation Table. The Committee considers at least annually whether additional grants of stock options, restricted stock or other awards authorized under Company incentive plans are appropriate to increase corporate performance, to encourage increased ownership of the Company’s stock by executive officers, and to foster retention of key executives.

     Chief Executive Officer Compensation

     Mr. Kenny served as President and Chief Executive Officer during 2002. Under his Employment Agreement, Mr. Kenny was paid an annual salary of $550,000 based on Committee review and consideration of relevant competitive market data for chief executive officers. Mr. Kenny was also provided an opportunity to receive a bonus under the Annual Incentive Plan equal to 100% of his base salary in 2002 and he was eligible to receive compensation above that level if actual performance exceeded the objective performance goals set by the Committee. For 2002, Mr. Kenny did not receive any incentive award under the Annual Incentive Plan because performance goals were not met.

     The Company (and its subsidiaries) also provide certain benefit programs in which the listed executive officers participate. The compensation for these executive officers for 2002 is detailed in this proxy statement. Mr. Kenny’s participation in these programs reflects what the Committee believes is the participation that other executives at his level in similarly sized organizations would expect.

     Policy Under Section 162(m)

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which could limit the deductibility of executive compensation paid to the Chief Executive Officer and the other executive officers of the Company. The legislation generally provides that compensation in excess of $1 million in any year paid to the Chief Executive Officer or any one of the next four most highly compensated officers is not deductible for income tax purposes unless it qualifies as performance-based compensation or satisfies certain other limited exceptions. The Committee believes that awards in 2002 under the Company’s stock incentive plans should either qualify as performance-based compensation or otherwise not be covered by 162(m). As a matter of general policy, the Committee intends to design future Company compensation plans so that a substantial amount of payments and awards under the plans will qualify for income tax deductions.

Jeffrey Noddle, Chairman Gregory E. Lawton John E. Welsh, III

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the annual percentage change in cumulative total shareholder return on General Cable common stock in relation to cumulative total return of the Standard & Poor’s 500 Stock Index and a peer group of companies selected by General Cable for the period beginning May 16, 1997, the date that General Cable (“BGC”) common stock began trading on the NYSE, through December 31, 2002.

Cumulative Return Comparison: General Cable Common Stock
S&P 500 Index and Peer Group*

GRAPH DATA

	May 97	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02

General Cable	100	167	143	53	32	97	29

Peer Group	100	122	102	211	121	124	52

S&P 500	100	117	148	177	159	138	106

*	Assumes that the value of the investment in General Cable common stock and each index was 100 on May 16, 1997. The peer group of companies consists of Belden Inc. (NYSE: BWC), Cable Design Technologies Corp. (NYSE: CDT) and CommScope, Inc. (NYSE: CTV) . Returns of the peer group are weighted by capitalization. The companies in the peer group were changed this year as Superior Telecom, Inc. was eliminated. The reason for the change is to provide a more representative peer group in light of changes in Superior Telecom’s business. In addition, Superior Telecom is no longer listed on the NYSE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2002, all compensation determinations and awards were made by the independent directors who make up the Compensation Committee. There were no interlocking relationships between executive officers or directors of the Company and the compensation committee of any other company during 2002.

RATIFICATION of APPOINTMENT of DELOITTE & TOUCHE LLP to AUDIT GENERAL
CABLE’S 2003 CONSOLIDATED FINANCIAL STATEMENTS

(Proposal 2)

     The Audit Committee of General Cable earlier this year engaged and appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of General Cable and its subsidiaries for 2003. The Board of Directors ratified that appointment and is submitting it to shareholders for a vote at the Annual Meeting.

     General Cable expects representatives of Deloitte & Touche LLP to attend the Annual Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if they so desire.

     The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to audit General Cable’s 2003 consolidated financial statements.

APPROVAL of PERFORMANCE GOALS in GENERAL CABLE’S STOCK INCENTIVE PLAN
UNDER SECTION 162(m) of the INTERNAL REVENUE CODE

(Proposal 3)

     General Cable’s success depends in large measure on its ability to recruit and retain employees and outside directors with outstanding abilities and experience. To achieve these objectives, in May 1997, the Board adopted the General Cable Corporation Stock Incentive Plan (the “Stock Incentive Plan”). In 1998, the Board amended the Plan to change the number of shares authorized under the plan and Shareholders approved the amendment at the Annual Meeting. Shareholders also approved the material terms of performance goals for awards under this plan so that amounts awarded would qualify as performance-based compensation eligible for an income tax deduction under Section 162(m) of the Internal Revenue Code. (See Policy under Section 162(m).)

     The regulations under Section 162(m) require that shareholders approve the material terms of performance goals under this Plan every five years. The Company is seeking your approval again of the terms of the performance goals under Section 162(m) at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

     Please note that the Company is not seeking approval of the Stock Incentive Plan itself only the material terms of performance goals.

     Set forth below is a summary of the principal features of the Stock Incentive Plan, including material terms of performance goals applicable to certain awards under the Stock Incentive Plan, which are submitted for shareholder approval. The full text of the Stock Incentive Plan is attached to the Proxy Statement as Appendix B. There have been no amendments to the plan since 1998.

     Purpose of the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to provide incentives to attract, retain and motivate highly competent persons as key employees and outside directors of General Cable and its subsidiaries by providing them opportunities to acquire common stock of General Cable or to receive monetary payments based on the value of the shares. Furthermore, the Stock Incentive Plan is intended to assist in aligning the interests of General Cable’s key employees and outside directors with shareholder values.

     Awards. The following types of awards or any combination of them may be granted under the Stock Incentive Plan: (i) “Stock Options” (both incentive stock options and non-qualified options) to acquire General Cable common stock; (ii) “Stock Appreciation Rights” which entitle the grantee to receive an amount in cash, General Cable common stock, or a combination of cash and General Cable common stock, determined by reference to appreciation in General Cable common stock value; (iii) “Stock Awards,” which entitle the grantee to acquire shares of General Cable common stock which may be subject to certain restrictions such as restrictions on transferability; (iv) “Performance Awards,” which entitle the grantee to receive, without payment, an award following the attainment of performance goals; and (v) “Stock Units,” which entitle the grantee to receive an amount in cash or, if the participant and the Compensation Committee or Chief Executive Officer so agree, in shares of General Cable common stock or a combination of cash and General Cable common stock, with or without other payments by the grantee as may be determined by the Compensation Committee or Chief Executive Officer. Awards are evidenced by agreements in such forms as the Compensation Committee or the Chief Executive Officer approves from time to time.

     As of March 3, 2003, 556,132 shares or units of common stock were available for issuance under the Stock Incentive Plan for future awards.

     The following table sets forth the number of shares underlying Stock Options granted under the Plan as of March 3, 2003, to each of the persons and groups of persons listed in the table:

Number of
Shares Underlying
Options Granted
Name and Position	Under the Plan(1)

Gregory B. Kenny, President and Chief Executive Officer	803,000

Christopher F. Virgulak, Executive Vice President, Chief Financial Officer and Treasurer	260,000

Robert J. Siverd, Executive Vice President, General Counsel and Secretary	233,000

All executive officers	1,296,000

All directors who are not executive officers	145,000

Gregory E. Lawton (nominee for director)	18,000

Each other person who received or is to receive 5% of such Stock Options	0

Each associate of any director, executive officer or nominee	0

All employees including officers who are not executive officers	1,220,569

(1)	See also information on Equity Compensation Plans at p. 16.

     Administration of the Stock Incentive Plan. The Stock Incentive Plan generally is administered by the Compensation Committee which is comprised of three directors, none of whom is an officer or employee of General Cable. The current members of the Compensation Committee are Jeffrey Noddle (Chairman), Gregory E. Lawton and John E. Welsh, III. It is the Board’s policy that the Compensation Committee be composed of outside directors for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934 and the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

     Under the Stock Incentive Plan, the Compensation Committee is authorized to grant awards to outside directors and to the executive officers of General Cable (“Executive Officers”) and to determine the number and types of such awards and the terms, conditions and limitations applicable to each such award. The Chief Executive Officer is authorized to determine and grant awards to key employees of General Cable and its subsidiaries who are not Executive Officers. With respect to awards proposed for groups of key employees, the Chief Executive Officer makes recommendations to the Compensation Committee on the aggregate amount of awards and the eligible participants, and the Compensation Committee may change or modify the aggregate amount of such awards. In addition, the Compensation Committee has the power to interpret the Stock Incentive Plan and to adopt such rules and regulations as it considers necessary or appropriate for purposes of administering the Plan.

     Eligibility and Participation. All outside directors of General Cable and such key employees who are Executive Officers of General Cable who are significantly responsible for the success and future growth and profitability of General Cable, as determined by the Compensation Committee, are eligible to be participants in the Stock Incentive Plan. As of the date of this Proxy Statement, approximately seven outside directors and executive officers are eligible to be participants. In addition, all key employees of General Cable and any of its subsidiaries who are not executive officers and who are significantly responsible for the success and future growth and profitability of General Cable, as determined by the Chief Executive Officer, are eligible to be participants in the Stock Incentive Plan. As of the date of this Proxy Statement, approximately 200 key employees who are not Executive Officers are eligible to participate. A participant’s right, if any, to continue to serve General Cable as a director, officer, employee, or otherwise will not be enlarged or otherwise affected by his or her designation as a participant under the Stock Incentive Plan. Participants may receive one or more awards under the Stock Incentive Plan.

     The maximum number of shares of Common Stock with respect to which awards may be granted or measured to any individual participant under the Stock Incentive Plan during the term of the Stock Incentive Plan will not exceed 1,000,000 shares. The maximum number of shares with respect to which Stock Options and Stock Appreciation Rights may be granted to any individual participant under the Stock Incentive Plan during the term of the Stock Incentive Plan will not exceed 750,000 shares. These maximums are adjusted for stock splits, recapitalizations and other specified events.

     Shares Subject to Awards. The Stock Incentive Plan reserves 4,725,000 shares of common stock (subject to adjustment for changes in capitalization) for awards including Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards and Stock Units. Such shares may be treasury shares or authorized but unissued shares.

     If any outstanding award is canceled or terminates without having been exercised, forfeited, settled in cash or delivered to General Cable as payment for a Stock Option, the shares of common stock allocable to the unexercised portion of such award may again be subject to award under the Stock Incentive Plan, subject to certain exceptions.

     Stock Options. Stock Options granted under the Stock Incentive Plan may be either “Incentive Stock Options” (within the meaning of Section 422 of the Code), or “Non-qualified Stock Options” which do not qualify as Incentive Stock Options. A description of these two types of Stock Options appear below under the heading “Federal Income Tax Consequences.” As of March 3, 2003, 2,516,569 Non-qualified Stock Options have been granted under the Stock Incentive Plan. No Incentive Stock Options have been granted.

     The Compensation Committee determines the price at which shares may be purchased under a Stock Option, whether an Incentive Stock Option or a Non-qualified Stock Option. However, the price may not be less than the fair market value of the shares of common stock on the date the option is granted. On March 3, 2003, the high and low sales prices of the common stock on the New York Stock Exchange were $3.86 and $3.68, respectively.

     No Stock Option will be exercisable ten years after the date it is granted. Stock Options granted under the Stock Incentive Plan are exercisable at such times and subject to such terms and conditions as determined by the Compensation Committee or the Chief Executive Officer. Upon exercise, subject to the provisions of the agreement relating to the Stock Option, a participant in the Stock Incentive Plan may pay the option exercise price in cash or, in the discretion of the Compensation Committee or the Chief

Executive Officer, either in shares of common stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, by a combination of these methods, or by any other appropriate method.

     Incentive Stock Options are subject to certain limitations, including the following. The aggregate market value (determined as of the date of grant) of common stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Furthermore, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of General Cable or any of its subsidiaries, unless the option price is fixed at not less than 110% of the fair market value of the common stock on the date of grant and the option cannot be exercised more than five years after the date of grant.

     Stock Appreciation Rights. A Stock Appreciation Right is a right to receive a payment in cash, common stock or a combination of cash and common stock, in an amount equal to the increase in the fair market value or other specified valuation of a specified number of shares, from the date the right is granted to the date the right is exercised. Each Stock Appreciation Right is subject to such terms and conditions as the Compensation Committee or the Chief Executive Officer imposes from time to time. No Stock Appreciation Rights have been granted.

     Stock Awards. Stock Awards may be subject to such terms and conditions as the Compensation Committee or the Chief Executive Officer determines appropriate. For example, a Stock Award may include restrictions on the sale or other disposition of the shares covered by the award, or General Cable may have the right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The Stock Award agreement will specify whether the participant will have, with respect to the shares of common stock subject to a Stock Award, all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares.

     Performance Awards. Each Performance Award will be subject to such terms and conditions consistent with the Stock Incentive Plan as the Compensation Committee or the Chief Executive Officer may impose from time to time. The Compensation Committee or the Chief Executive Officer will set performance targets at their discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon company-wide, divisional and/or individual performance.

     Certain awards made under the Stock Incentive Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Section 162(m) of the Code and the regulations) and are exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). All Stock Options and Stock Appreciation Rights granted under the Stock Incentive Plan and certain Stock Awards, Performance Awards, and Stock Units granted under the Stock Incentive Plan, and the compensation attributable to such awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Among other criteria, awards only qualify as Performance-Based Awards if at the time of grant the Compensation Committee is comprised solely of two or more “outside directors” (as this term is used in Section 162(m) of the Code and the regulations). In making these awards, the Committee must establish and apply objective performance goals and may use one or more or a combination of goals including increases or improvements in earnings per share, net income, return on assets, stock market index comparisons and other similar objective factors.

     Payment of earned Performance Awards may be made in shares of common stock or in cash and will be made in accordance with the terms and conditions prescribed or authorized by the Compensation Committee or the Chief Executive Officer. The participant may elect to defer, or the Compensation Committee or the Chief Executive Officer may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Compensation Committee or the Chief Executive Officer deems appropriate. No Performance Awards have been granted.

     Stock Units. A Stock Unit is a notional account representing one share of General Cable common stock. The Compensation Committee or the Chief Executive Officer determines the vesting schedule for Stock Units. Upon vesting, shares of common stock are distributed to the participant unless the participant and the Compensation Committee or Chief Executive Officer agree to make payment in cash or partly in cash and partly in shares. The Compensation Committee or Chief Executive Officer may grant a participant the right to receive the amount of any dividend paid on the share of common stock underlying a Stock Unit (payable in cash or in additional Stock Units). There were 214,707 Stock Units outstanding under the plan as of December 31, 2002. See Transactions with the Company.

     Effect of Change in Control. The Stock Incentive Plan provides for the acceleration of certain benefits in the event of a “Change in Control” of General Cable. The meaning of a “Change in Control” is either defined in the participant’s employment agreement or change-in-control agreement, if one exists, or by the Stock Incentive Plan. The Stock Incentive Plan definition includes, among other things, such events as the sale of all assets of General Cable, any person becoming the beneficial owner of more than 35% of General Cable’s voting stock, and a merger of General Cable where General Cable’s shareholders own less than 60% of the voting stock of the surviving entity.

     The Compensation Committee or the Chief Executive Officer may determine that upon the occurrence of a Change in Control, each Stock Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the holder, and such holder will receive an amount equal to the excess of the fair market value of the shares underlying the award immediately prior to the occurrence of such Change in Control over the exercise price per share of such award. This cashout amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.

     Changes in General Cable’s Capital Structure. In the event of any change in the shares of common stock by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, exchange of shares, or other similar change in the corporate structure or distribution to shareholders, each outstanding Stock Option and Stock Appreciation Right will be adjusted. The adjustments will make each award exercisable thereafter for the securities, cash and/or other property as would have been received in respect of the common stock subject to each award had the Stock Option or Stock Appreciation Right been exercised in full immediately prior to the change or distribution. Furthermore, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Stock Incentive Plan, the Compensation Committee or the Chief Executive Officer has the authority to make equitable adjustments to, among other things, the number and kind of shares and exercise price of outstanding awards.

     Termination of Employment. If a participant’s employment is terminated due to death or disability, then the participant’s awards generally become vested or exercisable for a period of time, except than unearned or unvested Performance Awards are forfeited. A participant whose employment is terminated for cause forfeits all awards which are exercisable, unexercisable, unvested or unearned.

     A participant whose employment is terminated for any reason other than for cause, death or disability forfeits all unexercisable, unearned and/or unvested awards, except for exercisable Stock Options and exercisable Stock Appreciation Rights. The Stock Incentive Plan’s provisions relating to termination of employment may be modified by an agreement between the participant and General Cable.

     Transferability. Each award granted under the Stock Incentive Plan which is subject to restrictions on transferability and/or exercisability is not transferable otherwise than by will or the laws of descent and distribution, and/or is exercisable, during the participant’s lifetime, only by the participant. The Compensation Committee or Chief Executive Officer may allow a Stock Option or Stock Appreciation Right to be exercisable during a period after the death of the participant by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right will pass by will or the laws of descent and distribution. The Compensation Committee or the Chief Executive Officer also may permit an award (other than an Incentive Stock Option) to be transferred by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award agreement.

     Amendment of Awards. The terms and conditions applicable to any award may be amended or modified by mutual agreement between General Cable and the participant or any other persons as may then have an interest in the award. Also, by mutual agreement between General Cable and a participant hereunder, under this Plan or under any other present or future plan of General Cable, awards may be granted to a participant in substitution and exchange for, and in cancellation of, any awards previously granted to a participant under the Stock Incentive Plan or any other present or future plan of General Cable.

     Term and Amendment of the Stock Incentive Plan. The Stock Incentive Plan became effective on May 13, 1997, and no awards may be granted pursuant to the Stock Incentive Plan after May 13, 2007. The Board of Directors may amend, suspend or terminate the Stock Incentive Plan at any time and from time to time. Without shareholder approval, no amendment will (i) increase the total number of shares which may be issued under the Stock Incentive Plan or the maximum number of shares with respect to which Stock Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Stock Incentive Plan, (ii) modify the requirements as to eligibility for awards under the Stock Incentive Plan, or (iii) disqualify any Incentive Stock Options granted under the Stock Incentive Plan.

     Federal Income Tax Consequences. The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the Stock Incentive Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law.

     The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Securities Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

     Incentive Stock Options. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the Stock Incentive Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and General Cable will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and General Cable will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

     The exercise of an Incentive Stock Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

     An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

     Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

     Non-qualified Stock Options. Generally, there will be no federal income tax consequences to either the optionee or General Cable on the grant of Non-qualified Stock Options pursuant to the Stock Incentive Plan. On the exercise of a Non-qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. General Cable will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that General Cable complies with applicable reporting rules.

     Upon the sale of stock acquired by exercise of a Non-qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000.

     An optionee who surrenders shares in payment of the exercise price of a Non-qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options.” The optionee will recognize ordinary income on the exercise of the Non-qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

     Stock Appreciation Rights. A participant who is awarded a Stock Appreciation Right will not have taxable income upon the grant of such Stock Appreciation Right and General Cable will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a Stock Appreciation Right, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of Common Stock received. General Cable may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.

     Stock Awards. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award become either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. General Cable will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

     Performance Awards. The tax consequences of a performance award depends upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.

     Stock Units. A participant will not be subject to federal income taxation upon the grant of a Stock Unit. A participant will be subject to tax as ordinary taxable income upon payout of a stock unit in an amount equal to the sum of the cash and the fair market value of common stock received.

     Withholding of Tax; Company Deduction. Generally, whenever a participant realizes ordinary income under the Plan, a corresponding deduction is available to General Cable provided General Cable complies with certain reporting requirements. Under 162(m), however, General Cable will be denied a deduction for certain compensation exceeding $1,000,000 paid to its Chief Executive Officer and two other highest paid Executive Officers, excluding (among other things) certain performance-based compensation.

     General Cable is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by General Cable with respect to any amount payable or shares issuable under a participant’s award.

     Conclusion. The foregoing summarizes the federal income tax consequences, and does not include a discussion of state and local income tax consequences of participation in the Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

     The Board of Directors recommends a vote FOR the proposal to approve material terms of performance goals in the Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

APPROVAL of PERFORMANCE GOALS in GENERAL CABLE’S ANNUAL INCENTIVE
PLAN UNDER SECTION 162(m) of the INTERNAL REVENUE CODE

(Proposal 4)

     General Cable maintains a competitive compensation program to motivate executives and key employees to act to promote the growth and profitability of the Company for the benefit of shareholders. In March 1998, the Board of Directors adopted the General Cable Corporation Annual Incentive Plan effective as of January 1, 1998 (the “Annual Incentive Plan”), subject to shareholder approval, to provide opportunity for executives and key employees to earn cash awards (“Awards”) for achieving corporate and individual performance objectives. At the 1998 Annual Meeting, shareholders approved the Annual Incentive Plan, including the material terms of performance goals. This approval was requested and obtained so that awards under this plan would be considered performance-based compensation and eligible for income tax deductions under Section 162(m) of the Internal Revenue Code.

     The regulations under Section 162(m) require shareholder approval of the material terms of performance goals every five years. The Company is seeking your approval again of the terms of performance goals under Section 162(m) at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.

     Please note the Company is not seeking approval of the Annual Incentive Plan itself only the material terms of performance goals.

     Set forth below is a summary of the principal features of the Annual Incentive Plan, including material terms of performance goals submitted for shareholder approval. The full text of the Annual Incentive Plan is attached to the Proxy Statement as Appendix C.

     Purpose of the Annual Incentive Plan. The purpose of the Annual Incentive Plan is to motivate executives and key employees of General Cable to achieve superior corporate and individual performance in aid of Company objectives by providing cash Awards for meeting performance objectives during a calendar year period.

     Administration of the Annual Incentive Plan. The Annual Incentive Plan is generally administered by the Compensation Committee which is comprised of three outside directors, none of whom is an officer or employee of General Cable. It is the Board’s policy that the Compensation Committee be composed of outside directors for the purpose of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

     Under the Annual Incentive Plan, the Compensation Committee is authorized to make Awards to executive officers of General Cable (“Executive Officers”) and to determine the terms, conditions and limitations of each Award. The Chief Executive Officer has the authority to determine and grant Awards to key employees who are not Executive Officers. In addition, the Compensation Committee has the power to interpret the Annual Incentive Plan and to adopt such rules and regulations as it considers necessary or appropriate to administer the Annual Incentive Plan.

     Eligibility and Participation. Participants under the Annual Incentive Plan (“Participants”) are either Executive Officers or key employees who are significantly responsible for the success and future growth and profitability of the Company as determined by the Compensation Committee in the case of Executive Officers and by the Chief Executive Officer in the case of key employees. As of the date of this Proxy Statement, three Executive Officers and about 200 key employees are eligible to participate under the Annual Incentive Plan. A Participant’s right, if any, to continue to serve as an Executive Officer or employee will not be affected by his or her designation as a Participant under the Annual Incentive Plan.

     Awards and Performance Goals. Awards are made to eligible Participants based on attainment of performance goals established by the Compensation Committee and the Chief Executive Officer at the beginning of each calendar year. Awards are expressed as an amount payable in cash for each Participant. Awards are generally determined by multiplying a Participant’s target percentage of base salary for a calendar year award by applicable factors and percentages based on accomplishment of the Performance Objectives. Awards are payable in cash or, at the option of the Compensation Committee, in common stock or other awards under the Company’s Stock Incentive Plan up to fifty (50) percent of the value of the Award. Payment of Awards is made after the end of the year in which performance is being measured, subject to all applicable withholding taxes or deductions. The maximum incentive payable to any Executive Officer or key employee under the Annual Incentive Plan for one year is $3.0 million.

     Performance Objectives under the plan may include one or more or a combination of objectives, including increases in earnings per share, growth in net income, return on assets, stock market index comparisons and other similar objective factors. For calendar 2003, the Compensation Committee has established Performance Objectives based primarily on increases in earnings per share. The Compensation Committee and the Chief Executive Officer may select the same or different Performance Objectives in any future annual award period. In applying Performance Objectives under the Plan, the Compensation Committee may not increase Awards that would be payable upon attainment of goals; the Compensation Committee may, however, reduce Awards in its discretion.

     Termination of Employment. Subject to any written employment or other agreement between a Participant and the Company, if a Participant’s employment with General Cable is terminated for any reason before an Award is determined or paid out, the Award will be forfeited. However, the Compensation Committee and the Chief Executive Officer have the discretion to pay all or part of any Award to a Participant for an annual award period that the Participant would have otherwise received.

     Term and Amendment of the Plan. The Annual Incentive Plan was approved by the Board of Directors and has a term of ten years from January 1, 1998. The Board may amend or terminate the Plan at any time.

     Compensation Limitation Deduction. As noted above, under Section 162(m) of the Code, General Cable’s income tax deduction for certain compensation to the Chief Executive Officer or any one of the next four most highly compensated officers is limited to $1 million per year. Section 162(m) provides an exception to this limitation for performance-based compensation approved by a committee consisting of at least two outside directors, provided that the material terms of performance goals are approved by shareholders. As described above, the Annual Incentive Plan is generally designed to satisfy the statutory requirements for the Awards that may be made under the Plan.

     The Board of Directors recommends a vote FOR the proposal to approve material terms of performance goals under the Annual Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

OTHER INFORMATION

Solicitation of Proxies

     Solicitation of proxies is being made by management at the direction of General Cable’s Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by General Cable. In addition, General Cable will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and General Cable will reimburse them for their expenses in so doing. General Cable has retained Mellon Investor Services to aid in the solicitation of proxies for a fee of $8,000 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires General Cable’s directors and executive officers, and persons who own more than ten percent of a registered class of General Cable’s equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish General Cable with copies of all Section 16(a) forms which they file. Based solely on review of the copies of forms furnished to General Cable, or written representations that SEC Forms 5 were required, General Cable believes that, except for one Form 4 for Robert Siverd filed two days late, all such SEC filings during 2002 complied with the reporting requirements.

Shareholder Proposals for Year 2004 Annual Meeting

     Shareholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934 for the 2004 Annual Meeting of Shareholders must be received by General Cable no later than November 14, 2003, in order to be considered for inclusion in General Cable’s proxy statement for that meeting. Shareholder proposals not made under Rule 14a-8 must be made in accordance with the sixty-day advance notice procedure described on page 3. All proposals must be communicated in writing to the Secretary of General Cable at its headquarters address.

By Order of the Board of Directors,

ROBERT J. SIVERD Secretary

Highland Heights, Kentucky
March 14, 2003

APPENDIX A

GENERAL CABLE AUDIT COMMITTEE CHARTER

     RESOLVED, that under Section 141(c) of the Delaware General Corporation Law, there is hereby created an Audit Committee of the Board of Directors, whose members will consist of at least three directors of the Corporation who are generally financially literate, including at least one member with accounting or related financial management expertise, designated by the Board of Directors. None of the members of the Committee may be an officer or employee of the Corporation or any of its subsidiaries and each member will be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the member’s independent judgment. The Audit Committee will have no alternate members and each member will serve until the Board of Directors will choose his successor. No member of the Audit Committee may be removed except by the vote of a majority of the non-management directors of the Corporation. The Board of Directors will fill any vacancies occurring among the members of the Audit Committee.

     The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the independent accountants, internal auditors, and the management of the Corporation. In discharging this role, the Committee is empowered to investigate any matter brought to its attention and may retain counsel or other experts in aid of this purpose. This designation and charter of the Audit Committee will be reviewed annually.

     In support of the oversight function of the Board of Directors, the Audit Committee is authorized to carry out the following responsibilities:

     1.     Provide the primary input for the recommendation to the Board of Directors for the selection and retention of the independent accounting firm or firms that audit the consolidated financial statements of the Corporation and review the scope and terms of their engagement and their cost. In the process, the Committee will discuss and consider the auditor’s written affirmation that the auditor is independent in fact, will discuss the nature and scope of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board of Directors) to report on any appropriate matters.

     2.     Provide guidance and oversight to the internal audit function of the Corporation (whether conducted internally or by an independent accounting firm), including review of the terms of engagement, the scope of the program, the competence of key personnel engaged in the function, the results of the audits and their cost.

     3.     Review financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether recorded or not, and such other inquiries as may be appropriate. Based on the review, the committee will make its recommendation to the board as to the inclusion of the company’s audited financial statements in the company’s annual report on Form 10-K.

     4.     Discuss with management and the auditors the quality and adequacy of the internal controls of the Corporation, including the policies and procedures adopted or continued by management in order to conform to the requirements of the Securities and Exchange Act and the Foreign Corrupt Practices Act.

     5.     Discuss and review with management the status of pending litigation, tax matters and other areas of oversight to the legal and compliance areas as appropriate, including a discussion of compliance with the policies in the Corporation’s Standards of Business Practice relating to conflicts of interest, illegal payments, illegal financial practices and unethical behavior.

     6.     Review the terms for the engagement of one or more firms of independent accounting or consulting firms to perform non-audit services, scope of projected services, the cost of the services, and, if the firm has been engaged to carry out audit services, whether the non-audit services will, in the opinion of the Audit Committee, adversely affect the independence of the firm in performing its audit responsibilities.

     7.     Report to the full Board on the activities of the Audit Committee and issue a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders of the Corporation.

APPENDIX B

GENERAL CABLE STOCK INCENTIVE PLAN

1. Purpose

     The General Cable Corporation 1997 Stock Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors and key employees of General Cable Corporation (the “Company”) and any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired (“Subsidiaries”), by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company (“Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Awards (as defined in Section 4 below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company’s non-employee directors and key employees with those of its stockholders.

2. Administration

     a.     The Plan generally shall be administered by a committee (the “Committee”), which shall be the Board of Directors of the Company (the “Board”), or, once established, a committee or subcommittee of the Board of Directors appointed by the Board from among its members. The Committee may be the Board’s Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

     b.     The Committee shall have authority to grant Awards to non-employee directors and to the executive officers of the Company (“Executive Officers”). The Chief Executive Officer shall have the authority to determine and grant Awards to key employees of the Company and its Subsidiaries who are not Executive Officers and to take all necessary administrative actions required to implement his actions under the Plan. With respect to Awards proposed for groups of key employees, the Chief

Executive Officer shall make recommendations to the Committee on the aggregate amount of Awards and the eligible participants and the Committee shall have the authority to change or modify the aggregate amount of such Awards.

     c.     The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiaries or affiliate whose employees have benefited from the Plan, as determined by the Committee. The Chief Executive Officer in administering the Plan may obtain and rely upon opinions or computations from counsel, consultants or agents and the Company will pay all expenses incurred in connection with such consultations, advice or computations.

3. Participants

     Participants shall consist of (i) such non-employee directors and such key employees who are Executive Officers of the Company as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive awards under the Plan, and (ii) such key employees of the Company and any of its Subsidiaries who are not Executive Officers as the Chief Executive Officer in his discretion determines to be significantly responsible for the success and future growth and profitability of the Company and designates to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee or the Chief Executive Officer as applicable to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee or the Chief Executive Officer as applicable shall consider such factors as they deem pertinent in selecting participants and in determining the type and amount of their respective Awards.

4. Type of Awards

     Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Appreciation Rights, (3) Stock Awards, (4) Performance Awards and (5) Stock Units (each as described below, and collectively, the “Awards”). Stock Awards, Performance Awards and Stock Units may, as determined by the Committee or the Chief Executive Officer, in their discretion, constitute Performance-Based Awards, as described in Section 11 below. Awards shall be evidenced by agreements (which need not be identical) in such forms as the Committee or the Chief Executive Officer may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5. Common Stock Available Under the Plan

     a.     Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including Stock Options, granted under this Plan shall be 4,725,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 below.

     b.     Maximum Individual Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 1,000,000 shares, provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 750,000 shares (in each case, subject to adjustments made in accordance with Section 12 below).

     c.     Shares Underlying Awards That Again Become Available. Any shares of Common Stock subject to a Stock Option, Stock Appreciation Right, Stock Award, Performance Award, or Stock Unit which for any reason are cancelled, terminated without having been exercised, forfeited, settled in cash or delivered to the Company as part or full payment for the exercise of a Stock Option, shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards but shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Awards (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that any individual participant may receive.

6. Stock Options

     a.     In General. The Committee is authorized to grant Stock Options to non-employee directors and key employees of the Company who are Executive Officers and shall, in its sole discretion, determine such non-employee directors and Executive Officers who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. The Chief Executive Officer is authorized to grant Stock Options to key employees of the Company and any of its Subsidiaries who are not Executive Officers and shall in his discretion determine such persons and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options (“Nonqualified Stock Options”). The Committee or the Chief Executive Officer may grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee or the Chief Executive Officer may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

     b.     Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e) below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 17 below) of the Common Stock on the date the option is granted.

     c.     Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee or the Chief Executive Officer, by the delivery of shares of Common Stock then owned by the participant for at least six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee or the Chief Executive Officer, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee or the Chief Executive Officer may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant for at least six months, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee or the Chief Executive Officer may consider such factors as they determine are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made at the time of grant and specified in the Stock Option agreement.

     d.     Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee or the Chief Executive Officer; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee or the Chief Executive Officer shall, in their discretion, set forth in such option agreement on the date of grant.

     e.     Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are key employees of the Company or any of its Subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Stock Incentive Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its Subsidiaries, unless the option price is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

7. Stock Appreciation Rights

     The Committee is authorized to grant Stock Appreciation Rights to key employees of the Company who are Executive Officers and shall, in its sole discretion, determine such Executive Officers who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. The Chief Executive Officer is authorized to grant Stock Appreciation Rights to key employees of the Company and any of its Subsidiaries who are not Executive Officers and shall in his discretion determine the key employees who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. A “Stock Appreciation Right” shall mean a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee or the Chief Executive Officer; provided, however, that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the Stock Appreciation Right agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee or the Chief Executive Officer shall impose from time to time.

8. Stock Awards

     The Committee is authorized to grant Stock Awards to non-employee directors and key employees of the Company who are Executive Officers and shall, in its sole discretion, determine such non-employee directors and Executive Officers who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. The Chief Executive Officer is authorized to grant Stock Awards to key employees of the Company and its Subsidiaries who are not Executive Officers and in his discretion to determine the key employees who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. Stock Awards may be subject to such terms and conditions as the Committee or the Chief Executive Officer determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The Committee or the Chief Executive Officer may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

9. Performance Awards

     a.     In General. The Committee is authorized to grant Performance Awards to key employees of the Company who are Executive Officers and shall, in its sole discretion, determine the Executive Officers who will receive Performance Awards and the number of shares of Common Stock or Stock Units (as described in Section 10 below) that may be subject to each Performance Award. The Chief Executive Officer is authorized to grant Performance Awards to key employees of the Company and any of its Subsidiaries who are not Executive Officers and shall in his discretion determine the key employees who will receive Performance Awards and the number of shares of Common Stock or Stock Units (as described in Section 10 below) that may be subject to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as the Committee or the

Chief Executive Officer may impose from time to time. The Committee or the Chief Executive Officer shall set performance targets at their discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

     b.     Adjustment of Performance Targets. With respect to those Performance Awards that are not intended to qualify as Performance-Based Awards (as described in Section 11 below), the Committee or the Chief Executive Officer shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee or the Chief Executive Officer deems necessary or desirable unless at the time of establishment of goals the Committee or the Chief Executive Officer shall have precluded its authority to make such adjustments.

     c.     Payout. Payment of earned Performance Awards may be made in shares of Common Stock or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee or the Chief Executive Officer. The participant may elect to defer, or the Committee or the Chief Executive Officer may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee or the Chief Executive Officer deems appropriate.

10. Stock Units

     a.     In General. The Committee is authorized to grant Stock Units to key employees of the Company who are Executive Officers and shall, in its sole discretion, determine the Executive Officers who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Chief Executive Officer is authorized to grant Stock Units to key employees of the Company and its Subsidiaries who are not Executive Officers and shall in his discretion determine the key employees who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Committee or the Chief Executive Officer shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee or the Chief Executive Officer shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee or the Chief Executive Officer. The Committee or the Chief Executive Officer shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

     b.     Payout. Upon vesting of a Stock Unit, unless the Committee or the Chief Executive Officer has determined to defer payment with respect to such unit or a Participant has elected to defer payment under Section 10(c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee or the Chief Executive Officer, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

     c.     Deferral. Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

     d.     Definitions. A “Stock Unit” shall mean a notional account representing one share of Common Stock. A “Dividend Equivalent Right” shall mean the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

11. Performance-Based Awards

     a.     In General. All Stock Options and Stock Appreciation Rights granted under the Plan, and certain Stock Awards, Performance Awards, and Stock Units granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards (as described in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as “performance-based compensation” (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder).

     b.     Stock Options and Stock Appreciation Rights. Stock Options and Stock Appreciation Rights granted under the Plan with an exercise price at or above the Fair Market Value of the Common Stock on the date of grant should qualify as Performance-Based Awards.

     c.     Other Awards. Stock Awards, Performance Awards, and Stock Units granted under the Plan should qualify as Performance-Based Awards if, as determined by the Committee or the Chief Executive Officer in their sole discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 11(d) below. With respect to such Awards intended to qualify as Performance-Based Awards:

(1)	the Committee or the Chief Executive Officer shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(2)	no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee or the Chief Executive Officer certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(3)	after the establishment of a performance goal, the Committee or the Chief Executive Officer shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

     d.     Performance Measures. The Committee or the Chief Executive Officer may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.

12. Adjustment Provisions

     If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee or the Chief Executive Officer shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee or the Chief Executive Officer in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee or the Chief Executive Officer is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

13. Change In Control

     a.     Accelerated Vesting. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section 13(b) below), the Committee or the Chief Executive Officer, in their discretion, may take such actions as they deem appropriate with respect to outstanding Awards, including, without limitation, accelerating the exercisability, vesting and/or payout of such Awards.

     b.     Definition. For purposes of this Section 13, (i) if there is an employment agreement or a change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, “Change in Control” shall have the same definition as the definition of “change in control” contained in such employment agreement or change-in-control agreement, or (ii) if “Change in Control” is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(1)	any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(2)	the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;

(3)	the Company’s Common Stock shall cease to be publicly traded (other than a suspension of trading that lasts for a short period of time);

(4)	the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company’s Subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 60 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

(5)	a change in the Company’s Board occurs with the result that the members of the Board on the Effective Dated (as defined in Section 24(a) below) of the Plan (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Notwithstanding anything contained in the Plan to the contrary, a Change in Control of the Company shall not include an initial public offering of the Company.

     c.     Cashout. The Committee or the Chief Executive Officer, in their discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee or the Chief Executive Officer, in their discretion, shall determine.

14. Termination of Employment

     a.     Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated due to death or disability:

(1)	all unvested Stock Awards and all unvested Stock Units held by the participant on the date of the participant’s death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date;

(2)	all unexercisable Stock Options and all unexercisable Stock Appreciation Rights held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire;

(3)	all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire; and

(4)	all unearned and/or unvested Performance Awards held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately be forfeited by such participant as of such date.

     b.     Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated by the Company for Cause (as defined in Section 14(f) below), all exercisable and all unexercisable Stock Options, all exercisable and all unexercisable Stock Appreciation Rights, all unvested Stock Awards, all unearned and/or unvested Performance Units, and all unvested Stock Units held by the participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such participant as of such date.

     c.     Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated for any reason other than for Cause or other than due to death or disability:

(1) all unexercisable Stock Options, all unexercisable Stock Appreciation Rights, all unvested Stock Awards, all unearned and/or unvested Performance Units, and all unvested Stock Units held by the participant on the date of the termination of his or her employment shall immediately be forfeited by such participant as of such date; and

(2) all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.

     d.     Notwithstanding anything contained in the Plan to the contrary, the Committee or the Chief Executive Officer may, in their sole discretion, provide that:

(1)	any or all unvested Stock Awards and/or any or all unvested Stock Units held by the participant on the date of the participant’s death and/or the date of the termination of the participant’s employment shall immediately become vested as of such date;

(2)	any or all unexercisable Stock Options and/or any or all unexercisable Stock Appreciation Rights held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment;

(3)	any or all exercisable Stock Options and/or any or all exercisable Stock Appreciation Rights held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment; and/or

(4)	a participant shall immediately become vested in all or a portion of any earned Performance Unit held by such participant on the date of the termination of the participant’s employment, and such vested Performance Unit (or portion thereof) and/or any unearned Performance Unit (or portion thereof) held by such participant on the date of the termination of his or her employment shall immediately become payable to such participant as if all performance goals had been met as of the date of the termination of his or her employment.

     e.     Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to disability provided in Section 14(a)(3) above shall only apply if the participant’s disability satisfies the requirement of “permanent and total disability” as defined in Section 22(e)(3) of the Code.

     f.     For purposes of this Section 14, (i) if there is an employment agreement between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall have the same definition as the definition of “cause” contained in such employment agreement; or (ii) if “Cause” is not defined in such employment agreement or if there is no employment agreement between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall include, but is not limited to:

(1)	any willful and continuous neglect of or refusal to perform the employee’s duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the participant’s ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

(2)	the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;

(3)	intentional provision of services in competition with the Company or any of its Subsidiaries, or intentional disclosure to a competitor of the Company or any of its Subsidiaries of any confidential or proprietary information of the Company or any of its Subsidiaries; or

(4)	any similar conduct by the participant with respect to which the Company determines in its discretion that the participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.

15. Transferability

     Each Award granted under the Plan to a participant which is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution, and/or shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee or the Chief Executive Officer shall, in their discretion, set forth in such option or right on the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee or the Chief Executive Officer, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.

16. Other Provisions

     Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee or the Chief Executive Officer determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, for the acceleration of exercisability or vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan. In addition, except as otherwise provided herein, a participant may defer receipt or payment of any award granted under this Plan, in accord with the terms any deferred compensation plan or arrangement of the Company.

17. Fair Market Value

     For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Committee or the Chief Executive Officer as the fair market value of the Common Stock.

18. Withholding

     All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee or the Chief Executive Officer shall prescribe. The Committee or the Chief Executive Officer may, in their discretion, and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

19. Tenure

     A participant’s right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20. Unfunded Plan

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares

     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Chief Executive Officer shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination

     No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 22 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Plan or (ii) modify the requirements as to eligibility for Awards under the Plan; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

23. Governing Law

     This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (regardless of the law that might otherwise govern under applicable Kentucky principles of conflict of laws).

24. Effective Date

     The Plan shall be effective as of the date on which the Plan is adopted by the Board (the “Effective Date”); provided, however, that the Plan shall be approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months before or after the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive Awards hereunder. Any Award granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee or the Chief Executive Officer as applicable specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

     This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

APPENDIX C

GENERAL CABLE ANNUAL INCENTIVE PLAN

1. Purpose

     The purpose of the General Cable Corporation 1998 Annual Incentive Plan (the “Plan”) is to provide annual incentive awards (“Awards”) in order to motivate certain executive officers and key employees of General Cable Corporation, a Delaware corporation, and its subsidiaries (the “Company”) to put forth maximum efforts toward the growth, profitability and success of the Company and its subsidiaries and to encourage such individuals to remain in the employ of the Company or the applicable subsidiary.

2. Administration

     a.     The Plan shall be administered by a committee (the “Committee”), which shall be a committee or subcommittee of the Board of Directors of the Company (the “Board”) appointed by the Board from among its members. Initially, the Committee shall be the Board’s Compensation Committee. Unless the Board otherwise determines, the Committee shall be comprised solely of not less than two members who each shall qualify, at the time of appointment, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

     b.     The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted Awards under the Plan, to determine the time when Awards will be granted, to determine whether performance objectives and other conditions for earning Awards have been met, to determine whether Awards will be paid at the end of the performance period or deferred to a later date, and to determine whether an Award or payment of an Award should be reduced or eliminated. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all persons participating in the Plan and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

     c.     The Committee may delegate to one or more of its members, or to one or more executive officers of the Company (“Executive Officers”), including to the Chief Executive Officer of the Company, authority to select key employees other than Executive Officers to be granted Awards under the Plan and to make all other determinations in respect of such Awards. In addition, the Committee may delegate to such persons such administrative duties as it deems advisable. References herein to “Committee” shall include any such delegatee, except where the context otherwise requires. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan including such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred in the engagement of such counsel, consultant or agent shall be paid by the Company.

3. Eligibility

     Awards may be granted under the Plan to such Executive Officers and key employees of the Company as shall be selected for participation pursuant to Section 2 above.

     4.     Awards and Award Pool; Limitations on Awards

     a.     Each Award granted under the Plan shall represent an amount payable in cash by the Company to the Executive Officer or key employee (a “Participant”) upon accomplishment of one or more or a combination of performance objectives (“Performance Objectives”) in a specified fiscal year (a “Performance Year”), subject to all other terms and conditions of the Plan and such other terms and conditions as may be specified by the Committee. The Performance Objectives for an Award to an Executive Officer shall consist of specific Performance Objectives approved by the Committee. Performance Objectives for an Award to a key employee other than an Executive Officer may consist of any measure of performance the Committee may determine in its discretion. The grant of Awards under the Plan shall be evidenced by Award letters in a form approved by the Committee from time to time which shall contain the terms and conditions, as determined by the Committee, of a Participant’s Award; provided, however, that in the event of any conflict between the provisions of the Plan and any Award letters, the provisions of the Plan shall prevail. An Award shall be determined by multiplying the Participant’s target percentage of base salary with respect to a Performance Year by applicable factors and percentages based on the achievement of Performance Objectives.

     b.     Awards payable in respect of a given Performance Year may be settled only if and to the extent the total amount of Awards (the “Award Pool”) has been accrued on the books of the Company as of the end of such Performance Year. The Award Pool is designated only for purposes of accounting within the Plan and does not authorize any segregation of assets or the creation of a trust. The maximum amount of an Award granted to any one Participant in respect of a Performance Year shall not exceed $3.0 million. This maximum amount limitation shall be measured at the time of settlement of an Award under Section 6.

     c.     Annual Performance Objectives shall be based on the performance of the Company, one or more of its subsidiaries or affiliates, one or more of its units or divisions and/or the individual for the Performance Year. Performance Objectives shall include the following performance measures individually or in any combination: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs.

5. Grant of Awards

     a.     The Committee shall select those Executive Officers who it determines are to be Participants for a given Performance Year and grant Awards to such Participants not later than 90 days after the commencement of the Performance Year, and shall select other key employees for participation and grant Awards to such Participants at such times as the Committee may determine. In granting an Award, the Committee shall establish the amount of the Award in accordance with Section 4 and other terms of such Award. Other provisions of the Plan notwithstanding, in the case of any Participant who initially becomes employed by the Company as an Executive Officer after the commencement of a Performance Year, the Participant may be granted an Award for that Performance Year prior to the date at which 25% of the period remaining in the year from the date of hiring of such Executive Officer has elapsed.

     b.     After the end of each Performance Year, the Committee shall determine the extent to which the Award Pool shall be funded based on achievement of Performance Objectives for such Performance Year. The Committee shall also determine the maximum amount payable to any Participant in respect of an Award for the Performance Year and the amount payable to each Participant in settlement of the Participant’s Award for the Performance Year. The Committee, in its discretion, may determine that the amount payable to any Participant in settlement of an Award shall be reduced, including a determination to make no final Award whatsoever, and, in the case of a Participant who is not an Executive Officer, may determine that such amount shall be increased. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each Award granted to an Executive Officer, that the Performance Objectives and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

     c.     The Committee may adjust or modify Awards or terms of Awards (1) in recognition of unusual or nonrecurring events affecting the Company or any business unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (2) with respect to any Participant whose position or duties with the Company change during a Performance Year, or (3) with respect to any person who first becomes a Participant after the first day of the Performance Year; provided, however, that no adjustment to an Award granted to an Executive Officer shall be authorized or made if and to the extent that such authorization or the making of such adjustment would contravene the requirements applicable to “performance-based compensation” under Section 162(m) of the Code and regulations thereunder.

6. Settlement of Awards

     Except as provided in this Section 6, each Participant shall receive payment of a cash lump sum in settlement of his or her Award, in the amount determined in accordance with Section 5 as promptly as practicable following the time such determination in respect thereof has been reached by the Committee.

     a.     The Committee may specify that up to fifty (50) percent of any Award shall be settled by issuance of shares of the Company’s Common Stock or other awards pursuant to the Company’s 1997 Stock Incentive Plan (the “1997 Plan”) having a fair market value, as determined by the Committee in accordance with the 1997 Plan as of the date of grant, the last day of the Performance Year or the date of settlement. The Committee may increase the amount of such shares or other awards granted to take into account the time period over which the shares or other awards will vest and other similar considerations. Such shares shall be subject to such conditions, including deferral of delivery for up to five years, restrictions on transferability, mandatory reinvestment of dividends in additional shares or awards, and other terms and conditions as shall be specified by the Committee. Except as provided in this Section 6, each Participant shall receive payment of a cash lump sum in settlement of his or her Award, in the amount determined in accordance with Section 5 as promptly as practicable following the time such determination in respect thereof has been reached by the Committee.

     b.     Each Participant shall have the right to defer his or her receipt of part or all of any payment due in settlement of an Award under and in accordance with the terms and conditions of any deferred compensation plan or arrangement of the Company unless otherwise specified by the Committee.

7. Termination of Employment

     Except as otherwise provided in any written agreement between the Company and a Participant, if a Participant ceases to be employed by the Company prior to settlement of an Award for any reason other than death, disability (as determined by the Committee), normal retirement, or early retirement with the approval of the Committee, such Award shall be forfeited. If such cessation of employment results from such Participant’s death, disability (as determined by the Committee), normal retirement, or early retirement with the approval of the Committee, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable (subject to Section 8), the extent to which the Performance Objectives for the Performance Year or portion thereof completed at the date of cessation of employment have been achieved, and the amount payable in settlement of the Award based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination may be deferred until following the Performance Year. Such determinations shall be set forth in a written certification, as specified in Section 5. Such Participant or his or her beneficiary shall be entitled to receive settlement of such Award at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Section 162(m) of the Code.

8. Status of Awards under Section 162(m)

     It is the intent of the Company that Awards granted to Executive Officers shall constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder, if at the time of settlement the Participant remains an Executive Officer. Accordingly, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. If any provision of the Plan relating to Executive Officers or any Award letter evidencing an Award to an Executive Officer does not comply or is inconsistent with the provisions of Section 162(m)(4)(C) of the Code or regulations thereunder (including Treasury Regulation 1.162-27(e)) required to be met in order that compensation (other than post-termination compensation) shall constitute “performance-based compensation,” such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no post-termination settlement shall be authorized or made under Section 7 if and to the extent that such authorization or settlement would contravene such requirements.

9. Transferability

     Awards and any other benefit payable under, or interest in, this Plan are not transferable by a Participant except upon a Participant’s death by will or the laws of descent and distribution, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

10. Withholding

     All payments relating to an Award, whether at settlement or resulting from any further deferral or issuance of an Award under another plan of the Company in settlement of the Award, shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. In any case in which payments will be in a form other than cash, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe.

11. Tenure

     A Participant’s right, if any, to continue to serve the Company as an Executive Officer, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant or any other event under the Plan.

12. No Rights to Settlement or to Participate

     Until the Committee has determined to settle an Award under Section 6, a Participant’s selection to participate, the grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award will be settled under the Plan. Nothing in the Plan shall be deemed to give any eligible employee any right to participate in the Plan except upon determination of the Committee under Section 4. The foregoing notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Participant, to the extent of the Committee’s authority under the Plan, including commitments that limit the Committee’s future discretion under the Plan, but in all cases subject to Section 8.

13. Unfunded Plan

     Participants shall have no right, title, or interest whatsoever in or to any specific assets of the Company or investments which the Company may make to aid in meeting its obligations under the plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

14. Other Compensatory Plans and Arrangements

     Nothing in the Plan shall preclude any Participant from participation in any other compensation or benefit plan of the Company or its subsidiaries. The adoption of the Plan and the grant of Awards hereunder shall not preclude the Company or any subsidiary from paying any other compensation apart from the Plan, including compensation for services or in respect of performance in a Performance Year for which an Award has been made.

     15.     Duration, Amendment and Termination of Plan

     No Award may be granted in respect of any Performance Year after 2007. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time, provided that any such action shall be subject to stockholder approval if and to the extent required by law or regulation, or to ensure that compensation under the Plan will qualify as “performance-based compensation” under Section 162(m) and the regulations thereunder.

16. Governing Law

     The Plan, Awards granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (regardless of the law that might otherwise govern under applicable Kentucky principles of conflict of laws).

17. Change in Control

     a.     Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section b below), the Committee, in its discretion, may take such actions as is deemed appropriate with respect to outstanding Awards, including, without limitation, accelerating the payout of such Awards either in total or on a pro rated basis.

     b.     For purposes of this Section 17, (1) if there is an employment agreement or a change-in-control agreement between the Participant and the Company or any of its Subsidiaries in effect, “Change in Control” shall have the same meaning as the definition of “change in control” contained in that employment agreement or change-in-control agreement, or (2) if “Change in Control” is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)	any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(ii)	the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;

(iii)	the Company’s Common Stock shall cease to be publicly traded (other than a suspension of trading that lasts for a short period of time);

(iv)	the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company’s Subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 60 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

(v)	a change in the Company’s Board occurs with the result that the members of the Board on the Effective Date no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election or directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

18. Effective Date

     The Plan shall be effective as of January 1, 1998; provided, however, that the Plan shall be subject to approval of the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company before settlement of Awards for the 1998 Performance Year so that compensation will qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder. In addition, the Board may determine to submit the Plan to stockholders for reapproval at such times, if any, required in order that compensation under the Plan shall qualify as performance-based compensation.

Notice of
2003
Annual Meeting
Of Shareholders
And
Proxy Statement

[ GENERAL CABLE LOGO]

GENERAL CABLE

HIGHLAND HEIGHTS, KENTUCKY

PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS, MAY 6, 2003

Solicited On Behalf of the Board of Directors

     The undersigned hereby appoints Gregory B. Kenny, Christopher F. Virgulak and Robert J. Siverd, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of General Cable to be held at 10:00 a.m. on May 6, 2003, at Four Tesseneer Drive, Highland Heights, Kentucky, and at any postponement or adjournment thereof, and to vote all of the shares of General Cable which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as marked on the reverse side.

     This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named above intend to vote FOR each proposal listed on the reverse side. A majority of the attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers granted. Discretionary authority is conferred as to certain matters which may properly come before the meeting. As of the date of the Proxy Statement, management is not aware of any other matter to be presented at the meeting that is not described in the Proxy Statement. Please refer to the Proxy Statement for more information on discretionary voting authority.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

1.	Vote by Internet at http://www.eproxy.com/bgc

or

2.	Call toll free 1-800-435-6710 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE
TO VIEW OUR ANNUAL REPORT ONLINE
GO TO: http//www.generalcable.com

1.	Election of Director: Gregory E. Lawton

FOR nominee listed above (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for nominee listed above ☐ To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.

I consent to future access to the
Annual Report and Proxy
Statements electronically via the
Internet. I understand that the
Company may no longer distribute
printed materials to me for any
future shareholder meeting until
such consent is revoked. I
understand that I may revoke my
consent at any time.

  ☐

2.	Ratify the appointment of Deloitte & Touche LLP to audit the 2003 consolidated financial statements of General Cable.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approve Performance Goals in General Cable’s Stock Incentive Plan under Section 162(m) of the Internal Revenue Code.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Approve Performance Goals in General Cable’s Annual Incentive Plan under Section 162(m) of the Internal Revenue Code.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature

Signature	Date

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Check box if you plan to attend the Annual Meeting  ☐

[GRAPHIC]	[GRAPHIC]

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